CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 67 to Registration Statement No. 33-46973 on Form N-1A of our report dated December 29, 2010 relating to the financial statements and financial highlights of Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Corporate Bond Fund, Payden High Income Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Value Leaders Fund, Payden U.S. Growth Leaders Fund and Payden Global Equity Fund, sixteen of the funds constituting The Payden & Rygel Investment Group (the “P & R Funds”), and Metzler/Payden European Emerging Markets Fund, the sole fund of The Metzler/Payden Investment Group (the “MP Fund”), appearing in the Annual Report on Form N-CSR of the P & R Funds and the MP Fund for the year ended October 31, 2010, and to the references to us under the headings “Fund Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
January 24, 2011